Exhibit 5.1

August 4, 2023
Mississippi Power Company
2992 West Beach Boulevard
Gulfport, Mississippi 39501

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:
We are acting as counsel to Mississippi Power Company (the “Company”) in connection with the preparation of a Registration Statement on Form S-3, including a preliminary prospectus, filed with the Securities and Exchange Commission (the “Commission”) on August 4, 2023 (the “Registration Statement”), for the registration under the Securities Act of 1933, as amended (the “Act”), of certain securities, including Preferred Stock (the “Preferred Stock”) to be issued by the Company.
In rendering the opinion set forth below, we have examined the Registration Statement and such other documents as we have deemed necessary for purposes of this opinion letter. In such examinations, we have assumed the genuineness of all signatures on all original documents, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.
We are of the opinion that, upon compliance with the pertinent provisions of the Act, the Trust Indenture Act of 1939, as amended, and the Federal Power Act, as amended, upon compliance with applicable securities or “blue sky” laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Preferred Stock has been issued and sold upon the terms specified in an appropriate order of the Federal Energy Regulatory Commission, upon the filing in the Office of the Secretary of State of the State of Mississippi of articles of amendment that set forth the name of the corporation, the text of the amendment determining the terms of the Preferred Stock and a statement or resolution that the amendment establishing the Preferred Stock was adopted by the Board of Directors, including the date of adoption, and when certificates for the Preferred Stock have been executed, countersigned and registered in accordance with such resolutions of the Board of Directors and the By-Laws of the Company, the shares of Preferred Stock will be legally issued, fully paid and non-assessable shares of the Company.

Mississippi Power Company
August 4, 2023

In connection with the opinion expressed above, we have assumed that, at or prior to the time of the delivery of any such security (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded and (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.
The attorneys in this firm that are rendering this opinion are members of the State Bar of Mississippi, and we do not express any opinion herein concerning any law other than the law of the State of Mississippi.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements with respect to our firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement.  In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.
Very truly yours,

/s/Balch and Bingham LLP